UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

Internet America, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10930 W. Sam Houston Pkwy., N., Suite 200, Houston, TX		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 968-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 19, 2009, Internet America, Inc. (“Internet America” or the "Company") terminated the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated November 14, 2008 among the Company, KeyOn Communications Holdings, Inc., a Delaware corporation (“KeyOn”), and IA Acquisition, Inc., a Delaware corporation wholly owned by Internet America.  The Company terminated the Merger Agreement due to KeyOn’s inability to comply in a material respect with certain of the covenants and conditions to closing required to be performed or satisfied by it under the Merger Agreement. Internet America is pursuing its right to the termination fee and expenses due it under the Merger Agreement.

As reported in the Company’s Current Report on Form 8-K filed November 18, 2008, pursuant to the Merger Agreement, KeyOn would have become a wholly-owned subsidiary of Internet America by merger with and into IA Acquisition, Inc.  The Merger Agreement provided for the Company to issue an aggregate of 16,155,906 shares of Company common stock to KeyOn shareholders in a stock-for-stock exchange for all outstanding shares of KeyOn common stock. Upon completion of the proposed merger, KeyOn shareholders would have owned 45%, and Internet America shareholders would have owned 55%, of the aggregate number of shares of common and preferred stock of the Company outstanding after the merger. Among other obligations under the Merger Agreement, KeyOn was required to reach a liquidity threshold by reducing or eliminating certain current liabilities combined with raising additional equity, to meet certain financial covenants and to restructure its $4,500,000 short-term obligation into a long-term debt obligation with a 5 year maturity and a ten-year amortization.

Each party to the Merger Agreement had rights to terminate that agreement if certain covenants of the other party were not performed or conditions to the closing were not met. On February 18, 2009, the Company received a notice from KeyOn purportedly terminating the Merger Agreement. On February 19, 2009, Internet America responded that it did not consider KeyOn’s termination valid under the terms of the Merger Agreement, and gave notice of termination to KeyOn for the failure to comply in a material respect with certain of the covenants and conditions to closing required to be performed or satisfied by KeyOn under the Merger Agreement.

On February 24, 2009, the Company issued a press release announcing the termination of the merger. A copy of the press release is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The press release dated February 24, 2009 is attached as Exhibit 99 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/William E. Ladin, Jr.
William E. Ladin, Jr. Chairman and Chief Executive Officer
February 24, 2009